EXHIBIT 99.1 News release
HP Reports Third Quarter 2009 Results

Editorial Contacts:

David Shane, HP
+1 650 857 3859
david.shane@hp.com

Christina Schneider, HP
+1 650 857 8222
corpmediarelations@hp.com

Mylene Mangalindan, HP
+ 1 650 236 0005
corpmediarelations@hp.com

HP Investor Relations
+ 1 650 857 2246
investor.relations@hp.com

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • • •

Net revenue of $27.5 billion, down 2% from the prior year and up 4% in constant currency

GAAP operating profit down 14% to $2.2 billion; GAAP earnings per share $0.67, down from $0.80 a year earlier

Non-GAAP operating profit up 8% to $3.0 billion; non-GAAP earnings per share $0.91, up from $0.86 a year earlier

Cash flow from operations of $3.9 billion, up 15% from the prior year

Record Services profit of $1.3 billion

PALO ALTO, Calif., Aug. 18, 2009 – HP today announced financial results for its third fiscal quarter ended July 31, 2009, with net revenue of $27.5 billion, down 2% from a year earlier and up 4% when adjusted for the effects of currency.

In the third quarter, GAAP operating profit was $2.2 billion and GAAP diluted earnings per share (EPS) was $0.67, down from $0.80 in the prior-year period. Non-GAAP operating profit was $3.0 billion, with non-GAAP diluted EPS of $0.91, up from $0.86 in the prior-year period. Non-GAAP financial information excludes $568 million of adjustments on an after-tax basis, or $0.24 per diluted share, related primarily to amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

“HP’s performance this quarter is a result of our strong business portfolio, efficient cost structure and scale. We made positive gains in extending our market leadership in key segments and strengthening our competitive position,” said Mark Hurd, HP chairman and chief executive officer. “Business is stabilizing, and we are confident that HP will be an early beneficiary of an economic turnaround and will continue to outperform when conditions improve.”

	Q3 FY09	Q3 FY08	Y/Y
Net revenue ($B)	$ 27.5	$ 28.0	-2%
GAAP operating margin	7.9%	9.0%	(1.1 pts)
GAAP net earnings ($B)	$ 1.6	$ 2.0	-19%
GAAP diluted EPS	$ 0.67	$ 0.80	-16%
Non-GAAP operating margin	10.8%	9.8%	1.0 pts
Non-GAAP net earnings ($B)	$ 2.2	$ 2.2	1%
Non-GAAP diluted EPS	$ 0.91	$ 0.86	6%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates reflect year-over-year comparisons.

“Record profit in Services, double-digit revenue growth in China, and solid cash flow demonstrate HP’s ability to execute,” said Cathie Lesjak, executive vice president and chief financial officer. “We are investing for the future and executing operational efficiencies with the goal of driving long-term, profitable growth.”

Revenue grew 8% in the Americas to $12.6 billion. Revenue declined 12% in Europe, the Middle East and Africa and 4% in Asia Pacific to $9.9 billion and $5.0 billion, respectively. When adjusted for the effects of currency, revenue grew 11% in the Americas while declining 2% in Europe, the Middle East and Africa while Asia Pacific was flat. Revenue from outside of the United States in the third quarter accounted for 62% of total revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) declining 6% over the prior-year period while accounting for 10% of total HP revenue.

Services
Services revenue increased 93% to $8.5 billion due primarily to the EDS acquisition. Infrastructure Technology Outsourcing posted revenue of $3.9 billion while Technology Services, Application Services and Business Process Outsourcing posted revenue of $2.4 billion, $1.4 billion and $711 million, respectively. Operating profit was $1.3 billion, or 15.2% of revenue, up from $567 million, or 12.9% of revenue, in the prior-year period. The EDS integration is tracking ahead of plan.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $3.7 billion, down 23%. Storage revenue declined 21%, with the midrange EVA product line down 23%. Industry Standard Server revenue declined 21% and Business Critical Systems revenue declined 30%, while ESS blade revenue was down 14%. Operating profit was $356 million, or 9.7% of revenue, down from $544 million, or 11.5% of revenue, in the prior-year period.

HP Software
HP Software revenue declined 22% to $847 million. Business Technology Optimization declined 22%, and Other Software revenue declined 23%. Operating profit was $153 million, or 18.1% of revenue, up from $135 million, or 12.4% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted an increase of unit shipments of 2% and maintained the leading market position in PCs worldwide. PSG revenue declined 18% to $8.4 billion. Notebook revenue for the quarter was down 10%, while Desktop revenue declined 26%. Commercial client revenue was down 22%, while Consumer client revenue decreased 13%. Operating profit was $386 million, or 4.6% of revenue, down from $587 million, or 5.7% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue declined 20% to $5.7 billion. Supplies revenue was down 13% due in part to continued channel inventory realignment, while Commercial hardware revenue and Consumer hardware revenue declined 37% and 21%, respectively. Printer unit shipments decreased 23%, with Commercial printer hardware units down 42% and Consumer printer hardware units down 16%. Operating profit was $960 million, or 17.0% of revenue, versus $1.0 billion, or 14.8% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) reported revenue of $670 million, down 1% from the prior-year period. Financing volume increased 12%, and net portfolio assets increased 6%. Operating margin was 7.9% of revenue, up from 7.5% in the prior-year period.

Asset management
HP generated $3.9 billion in cash flow from operations for the third quarter. Inventory ended the quarter at $5.9 billion, down 10 days. Accounts receivable of $14.7 billion was up 4 days. Accounts payable ended the quarter at $12.8 billion, down 7 days. HP’s dividend payment of $0.08 per share in the third quarter resulted in cash usage of $191 million. HP utilized $999 million of cash during the third quarter to repurchase approximately 28 million shares of common stock in the open market. HP exited the quarter with $13.7 billion in gross cash.

Outlook
HP expects fourth quarter FY09 revenue to be up approximately 8% sequentially. Fourth quarter FY09 non-GAAP diluted EPS is expected to be approximately $1.12. Fourth quarter FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.15 per share, related primarily to the amortization of purchased intangibles, restructuring charges and acquisition-related charges. On a GAAP basis, fourth quarter FY09 diluted EPS is expected to be approximately $0.97.

For the full year 2009, HP expects revenue and earnings to be in-line with the mid-point of the outlook range provided on May 19, 2009.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q3 FY09 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q32009webcast.

About HP
HP, the world’s largest technology company, simplifies the technology experience for consumers and businesses with a portfolio that spans printing, personal computing, software, services and IT infrastructure. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

EDS acquisition
HP completed its acquisition of Electronic Data Systems Corporation on August 26, 2008. Results of, and comparisons to, the three and nine months ended July 31, 2008 do not include the results of operations of EDS for those prior periods.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009. In particular, determining HP’s actual tax balances and provisions as of July 31, 2009 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended

	July 31,	April 30,	July 31,
	2009	2009	2008

Net revenue	$27,451	$27,351	$28,032

Costs and expenses(a):
Cost of sales	20,936	20,919	21,197	(c)
Research and development	667	716	895
Selling, general and administrative	2,874	2,880	3,193	(c)
Amortization of purchased intangible assets	379	380	213
Restructuring charges	362	94	5
Acquisition-related charges	59	75	—
Total costs and expenses	25,277	25,064	25,503

Earnings from operations	2,174	2,287	2,529

Interest and other, net	(177)	(180)	23

Earnings before taxes	1,997	2,107	2,552

Provision for taxes(b)	355	391	525

Net earnings	$1,642	$1,716	$2,027

Net earnings per share:
Basic	$0.69	$0.72	$0.82
Diluted	$0.67	$0.70	$0.80

Cash dividends declared per share	$0.16	$—	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,382	2,394	2,459
Diluted	2,436	2,438	2,533

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$41	$48	$34
Research and development	12	18	16
Selling, general and administrative	94	109	90
Acquisition-related charges	3	16	—
Total costs and expenses	$150	$191	$140

(b) Tax benefit from stock-based compensation	$(51)	$(59)	$(38)

(c) For the prior year reporting periods presented, certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to organizational realignments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,	July 31,
	2009	2008

Net revenue	$83,602	$84,761

Costs and expenses(a):
Cost of sales	63,924	63,846	(c)
Research and development	2,115	2,701
Selling, general and administrative	8,647	9,820	(c)
Amortization of purchased intangible assets	1,171	630
In-process research and development charges	6	13
Restructuring charges	602	19
Acquisition-related charges	182	—
Total costs and expenses	76,647	77,029

Earnings from operations	6,955	7,732

Interest and other, net	(589)	98

Earnings before taxes	6,366	7,830

Provision for taxes(b)	1,154	1,613

Net earnings	$5,212	$6,217

Net earnings per share:
Basic	$2.18	$2.49
Diluted	$2.13	$2.41

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,395	2,497
Diluted	2,442	2,577

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$141	$106
Research and development	47	55
Selling, general and administrative	288	288
Acquisition-related charges	25	—
Total costs and expenses	$501	$449

(b) Tax benefit from stock-based compensation	$(158)	$(130)

(c) For the prior year reporting periods presented, certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to organizational realignments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	July 31,	per	April 30,	per	July 31,	per
	2009	share	2009	share	2008	share

GAAP net earnings	$1,642	$0.67	$1,716	$0.70	$2,027	$0.80

Non-GAAP adjustments:
Amortization of purchased intangible assets	379	0.16	380	0.16	213	0.08
Restructuring charges	362	0.15	94	0.04	5	—
Acquisition-related charges	59	0.03	75	0.03	—	—
Adjustments for taxes	(232)	(0.10)	(167)	(0.07)	(57)	(0.02)

Non-GAAP net earnings	$2,210	$0.91	$2,098	$0.86	$2,188	$0.86

GAAP earnings from operations	$2,174		$2,287		$2,529

Non-GAAP adjustments:
Amortization of purchased intangible assets	379		380		213
Restructuring charges	362		94		5
Acquisition-related charges	59		75		—
Non-GAAP earnings from operations	$2,974		$2,836		$2,747

GAAP operating margin	8%		8%		9%
Non-GAAP adjustments	3%		2%		1%

Non-GAAP operating margin	11%		10%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months	Diluted	Nine months	Diluted
	ended	earnings	ended	earnings
	July 31,	per	July 31,	per
	2009	share	2008	share

GAAP net earnings	$5,212	$2.13	$6,217	$2.41

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,171	0.48	630	0.24
In-process research and development charges	6	—	13	0.01
Restructuring charges	602	0.25	19	0.01
Acquisition-related charges	182	0.08	—	—
Adjustments for taxes	(580)	(0.24)	(171)	(0.07)

Non-GAAP net earnings	$6,593	$2.70	$6,708	$2.60

GAAP earnings from operations	$6,955		$7,732

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,171		630
In-process research and development charges	6		13
Restructuring charges	602		19
Acquisition-related charges	182		—

Non-GAAP earnings from operations	$8,916		$8,394

GAAP operating margin	8%		9%
Non-GAAP adjustments	3%		1%

Non-GAAP operating margin	11%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31,	October 31,
	2009	2008

	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$13,521	$10,153
Short-term investments	66	93
Accounts receivable	14,735	16,928
Financing receivables	2,532	2,314
Inventory	5,850	7,879
Other current assets	12,138	14,361

Total current assets	48,842	51,728

Property, plant and equipment	11,194	10,838

Long-term financing receivables and other assets	10,857	10,468

Goodwill and purchased intangible assets	40,179	40,297

Total assets	$111,072	$113,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,288	$10,176
Accounts payable	12,778	14,917
Employee compensation and benefits	3,596	4,159
Taxes on earnings	786	869
Deferred revenue	6,458	6,287
Other accrued liabilities	14,904	16,531

Total current liabilities	41,810	52,939

Long-term debt	13,892	7,676
Other liabilities	13,835	13,774

Stockholders' equity	41,535	38,942

Total liabilities and stockholders' equity	$111,072	$113,331

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months	Nine months
	ended	ended,
	July 31,	July 31,
	2009	2009

Cash flows from operating activities:
Net earnings	$1,642	$5,212
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,179	3,546
Stock-based compensation expense	150	501
Provision for bad debt and inventory	114	462
In-process research and development charges	—	6
Restructuring charges	362	602
Deferred taxes on earnings	220	272
Excess tax benefit from stock-based compensation	(39)	(67)
Other, net	2	(1)

Changes in assets and liabilities:
Accounts and financing receivables	(141)	1,635
Inventory	(144)	1,843
Accounts payable	1,278	(2,228)
Taxes on earnings	(289)	691
Restructuring	(296)	(844)
Other assets and liabilities	(182)	(1,684)

Net cash provided by operating activities	3,856	9,946

Cash flows from investing activities:
Investment in property, plant and equipment	(1,091)	(2,749)
Proceeds from sale of property, plant and equipment	151	401
Purchases of available-for-sale securities and other investments	(50)	(105)
Maturities and sales of available-for-sale securities and other
investments	—	103
Payments made in connection with business acquisitions, net	—	(348)

Net cash used in investing activities	(990)	(2,698)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(2,417)	(6,866)
Issuance of debt	2,000	6,778
Payment of debt	(1,071)	(1,181)
Issuance of common stock under employee stock plans	443	936
Repurchase of common stock	(999)	(3,038)
Excess tax benefit from stock-based compensation	39	67
Dividends	(191)	(576)

Net cash used in financing activities	(2,196)	(3,880)

Increase in cash and cash equivalents	670	3,368
Cash and cash equivalents at beginning of period	12,851	10,153
Cash and cash equivalents at end of period	$13,521	$13,521

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended

	July 31,	April 30,	July 31,
	2009	2009	2008(a)

Net revenue:

Services(b)	$8,470	$8,488	$4,386
Enterprise Storage and Servers	3,660	3,456	4,741
HP Software	847	880	1,086
Technology Solutions Group	12,977	12,824	10,213
Personal Systems Group	8,432	8,191	10,254
Imaging and Printing Group	5,660	5,916	7,041
HP Financial Services	670	641	680
Corporate Investments	193	188	271
Total Segments	27,932	27,760	28,459
Eliminations of intersegment net revenue and other	(481)	(409)	(427)

Total HP Consolidated	$27,451	$27,351	$28,032

Earnings from operations:

Services(b)	$1,289	$1,172	$567
Enterprise Storage and Servers	356	250	544
HP Software	153	157	135
Technology Solutions Group	1,798	1,579	1,246
Personal Systems Group	386	374	587
Imaging and Printing Group	960	1,074	1,042
HP Financial Services	53	46	51
Corporate Investments	(10)	(19)	26
Total Segments	3,187	3,054	2,952

Corporate and unallocated costs and eliminations	(81)	(62)	(85)
Unallocated costs related to stock-based compensation
expense	(132)	(156)	(120)
Amortization of purchased intangible assets	(379)	(380)	(213)
Restructuring charges	(362)	(94)	(5)
Acquisition-related charges	(59)	(75)	—
Interest and other, net	(177)	(180)	23

Total HP Consolidated Earnings Before Taxes	$1,997	$2,107	$2,552

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

(b)   Includes the results of EDS which was acquired on August 26, 2008.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31,	July 31,
	2009	2008(a)
Net revenue:

Services(b)	$25,704	$12,700
Enterprise Storage and Servers	11,064	14,341
HP Software	2,605	3,072
Technology Solutions Group	39,373	30,113
Personal Systems Group	25,410	31,116
Imaging and Printing Group	17,557	22,042
HP Financial Services	1,947	2,007
Corporate Investments	577	719
Total Segments	84,864	85,997
Eliminations of intersegment net revenue and other	(1,262)	(1,236)

Total HP Consolidated	$83,602	$84,761

Earnings from operations:

Services(b)	$3,584	$1,573
Enterprise Storage and Servers	1,011	1,872
HP Software	450	288
Technology Solutions Group	5,045	3,733
Personal Systems Group	1,195	1,759
Imaging and Printing Group	3,139	3,404
HP Financial Services	140	141
Corporate Investments	(48)	40
Total Segments	9,471	9,077

Corporate and unallocated costs and eliminations	(119)	(308)
Unallocated costs related to stock-based compensation expense	(436)	(375)
Amortization of purchased intangible assets	(1,171)	(630)
In-process research and development charges	(6)	(13)
Restructuring charges	(602)	(19)
Acquisition-related charges	(182)	—
Interest and other, net	(589)	98

Total HP Consolidated Earnings Before Taxes	$6,366	$7,830

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

(b)   Includes the results of EDS which was acquired on August 26, 2008.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31,	April 30,	July 31,
	2009	2009	2008(a)

Net revenue:

Infrastructure technology outsourcing	$3,932	$3,785	$1,393
Technology services	2,404	2,441	2,614
Application services	1,384	1,502	336
Business process outsourcing	711	709	43
Other	39	51	—
Services(b)	8,470	8,488	4,386
Industry standard servers	2,262	1,988	2,874
Storage	820	818	1,038
Business critical systems	578	650	829
Enterprise Storage and Servers	3,660	3,456	4,741
Business technology optimization	563	568	718
Other	284	312	368
HP Software	847	880	1,086
Technology Solutions Group	12,977	12,824	10,213
Notebooks	4,802	4,697	5,350
Desktops	3,090	2,967	4,163
Workstations	299	287	463
Handhelds	32	47	90
Other	209	193	188
Personal Systems Group	8,432	8,191	10,254
Supplies	3,949	4,103	4,527
Commercial hardware	1,085	1,193	1,718
Consumer hardware	626	620	796
Imaging and Printing Group	5,660	5,916	7,041
HP Financial Services	670	641	680
Corporate Investments	193	188	271
Total Segments	27,932	27,760	28,459

Eliminations of intersegment net revenue and other	(481)	(409)	(427)

Total HP Consolidated	$27,451	$27,351	$28,032

(a)  Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

(b)  Includes the results of EDS, which was acquired on August 26, 2008. The businesses included in the former consulting and integration business unit were divided among the application services and technology services business units and the HP software segment. The businesses included in the former outsourcing services business unit were divided among the infrastructure technology outsourcing and business process outsourcing business units. The infrastructure technology outsourcing, application services and business process outsourcing business units were added with the technology services business unit, and these four business units now comprise the Services segment.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31,	July 31,
	2009	2008(a)
Net revenue:

Infrastructure technology outsourcing	$11,620	$3,957
Technology services	7,296	7,640
Application services	4,478	984
Business process outsourcing	2,163	119
Other	147	—
Services(b)	25,704	12,700
Industry standard servers	6,572	8,680
Storage	2,551	3,058
Business critical systems	1,941	2,603
Enterprise Storage and Servers	11,064	14,341
Business technology optimization	1,725	2,006
Other	880	1,066
HP Software	2,605	3,072
Technology Solutions Group	39,373	30,113
Notebooks	14,406	16,387
Desktops	9,360	12,494
Workstations	919	1,415
Handhelds	136	281
Other	589	539
Personal Systems Group	25,410	31,116
Supplies	12,102	13,664
Commercial hardware	3,517	5,576
Consumer hardware	1,938	2,802
Imaging and Printing Group	17,557	22,042
HP Financial Services	1,947	2,007
Corporate Investments	577	719
Total Segments	84,864	85,997

Eliminations of intersegment net revenue and other	(1,262)	(1,236)

Total HP Consolidated	$83,602	$84,761

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

(b)   Includes the results of EDS, which was acquired on August 26, 2008. The businesses included in the former consulting and integration business unit were divided among the application services and technology services business units and the HP software segment. The businesses included in the former outsourcing services business unit were divided among the infrastructure technology outsourcing and business process outsourcing business units. The infrastructure technology outsourcing, application services and business process outsourcing business units were added with the technology services business unit, and these four business units now comprise the Services segment.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31,	April 30,	July 31,
	2009	2009	2008

Numerator:
Net earnings	$1,642	$1,716	$2,027

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	—	—

Net earnings, adjusted	$1,642	$1,716	$2,027
Denominator:
Weighted-average shares used to compute basic EPS	2,382	2,394	2,459
Effect of dilutive securities:
Dilution from employee stock plans	54	44	74
Zero-coupon subordinated convertible notes	—	—	—
Dilutive potential common shares	54	44	74

Weighted-average shares used to compute diluted EPS	2,436	2,438	2,533

Net earnings per share:
Basic(a)	$0.69	$0.72	$0.82
Diluted(b)	$0.67	$0.70	$0.80

(a)  HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)  The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and vesting of restricted stock units, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,	July 31,
	2009	2008

Numerator:
Net earnings	$5,212	$6,217
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	3

Net earnings, adjusted	$5,212	$6,220

Denominator:
Weighted-average shares used to compute basic EPS	2,395	2,497
Effect of dilutive securities:
Dilution from employee stock plans	47	76
Zero-coupon subordinated convertible notes	—	4
Dilutive potential common shares	47	80

Weighted-average shares used to compute diluted EPS	2,442	2,577

Net earnings per share:
Basic(a)	$2.18	$2.49
Diluted(b)	$2.13	$2.41

(a)  HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)  The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31,	April 30,	July 31,
	2009	2009	2008

Numerator:
Non-GAAP net earnings	$2,210	$2,098	$2,188
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	—	—

Non-GAAP net earnings, adjusted	$2,210	$2,098	$2,188

Denominator:
Weighted-average shares used to compute basic EPS	2,382	2,394	2,459
Effect of dilutive securities:
Dilution from employee stock plans	54	44	74
Zero-coupon subordinated convertible notes	—	—	—
Dilutive potential common shares	54	44	74

Weighted-average shares used to compute diluted EPS	2,436	2,438	2,533

Non-GAAP net earnings per share:
Basic(a)	$0.93	$0.88	$0.89
Diluted(b)	$0.91	$0.86	$0.86

(a)  HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)  The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options and vesting of restricted stock units, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,	July 31,
	2009	2008

Numerator:
Non-GAAP net earnings	$6,593	$6,708
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	3

Non-GAAP net earnings, adjusted	$6,593	$6,711

Denominator:
Weighted-average shares used to compute basic EPS	2,395	2,497
Effect of dilutive securities:
Dilution from employee stock plans	47	76
Zero-coupon subordinated convertible notes	—	4
Dilutive potential common shares	47	80

Weighted-average shares used to compute diluted EPS	2,442	2,577

Non-GAAP net earnings per share:
Basic(a)	$2.75	$2.69
Diluted(b)	$2.70	$2.60

(a)  HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)  The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	Beginning in the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.